Exhibit 28 (j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Federated Fixed Income Securities, Inc.:

We consent to the use of our report, dated November 21, 2019, with respect to the financial statements of Federated Municipal Ultrashort Fund, a series of Federated Fixed Income Securities, Inc., as of September 30, 2019, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

November 21, 2019